Exhibit 11

                           COMPUTATION OF PER SHARE EARNINGS

     The following is a computation of the weighted average number of shares outstanding which is used in the computation of per share earnings for Luby's Cafeterias, Inc. for the three and twelve months ended August 31, 1998 and 1997.

     Three months ended August 31, 1998

     23,270,675 x shares outstanding for 92 days             2,140,902,100
        Divided by number of days in the period                         92
                                                             _____________
                                                                23,270,675

     Twelve months ended August 31, 1998

     23,266,374 x shares outstanding for  18 days              418,794,732
     23,266,921 x shares outstanding for  17 days              395,537,657
     23,268,328 x shares outstanding for   9 days              209,414,952
     23,270,675 x shares outstanding for 321 days            7,469,886,675
                                                             _____________
                                                             8,493,634,016
        Divided by number of days in the period                        365
                                                             _____________
                                                                23,270,230

     Three months ended August 31, 1997

     23,266,374 x shares outstanding for 92 days             2,140,506,408
        Divided by number of days in the period                         92
                                                             _____________
                                                                23,266,374

     Twelve months ended August 31, 1997

     23,892,819 x shares outstanding for 30 days               716,784,570
     23,666,720 x shares outstanding for 31 days               733,668,320
     23,281,927 x shares outstanding for 30 days               698,457,810
     23,329,990 x shares outstanding for 31 days               723,229,690
     23,404,092 x shares outstanding for 31 days               725,526,852
     23,409,028 x shares outstanding for 28 days               655,452,784
     23,410,574 x shares outstanding for 31 days               725,727,794
     23,406,574 x shares outstanding for 30 days               702,197,220
     23,280,909 x shares outstanding for 31 days               721,708,179
     23,266,374 x shares outstanding for 92 days             2,140,506,408
                                                             _____________
                                                             8,543,259,627
        Divided by number of days in the period                        365
                                                             _____________
                                                                23,406,191